Exhibit 10.4
$10,000,000 Advance Note
November 3, 2003
FOURTH MODIFICATION AGREEMENT
     This Fourth Modification Agreement (“Fourth Modification Agreement”) is effective as of August 28, 2006. The parties to the Fourth Modification Agreement are Natural Gas Services Group, Inc. (“Borrower”) and Western National Bank (“Lender”).
RECITALS
     On November 3, 2003, Borrower executed and delivered to Lender that certain Advancing Line of Credit Promissory Note in the original principal sum of $10,000,000.00, bearing interest at the rate stated therein, with a stated final maturity date of November 15, 2009, as modified in Modification Agreement dated December 15, 2004, and further modified in Second Modification Agreement dated May 1, 2005, and further modified in Third Modification Agreement dated March 24, 2006 (the “Note”). The Note was made pursuant to that certain Second Amended and Restated Loan Agreement dated November 3, 2003, as amended and restated in that certain Third Amended and Restated Loan Agreement dated January 3, 2005, and further amended and restated in that certain Fourth Amended and Restated Loan Agreement dated March 14, 2005, as modified in that certain First Modification to Fourth Amended and Restated Loan Agreement dated May 1, 2005; and further amended and restated in that certain Fifth Amended and Restated Loan Agreement dated September 26, 2005; and further amended and restated in that certain Sixth Amended and Restated Loan Agreement dated January 3, 2006 (the “Loan Agreement”). All liens, security interests and assignments securing the Note are collectively called the “Liens”. Terms defined in the Note or the Loan Agreement and not otherwise defined herein shall have the same meanings here as in those documents.
     At Borrower’s request, Borrower and Lender have now agreed to enter into this Fourth Modification Agreement to modify the interest provisions of the Note and to ratify the Liens.
AGREEMENT
     1. Modification of Interest Provision of the Note. In lieu of the following provision which was contained in the Note:
“...at a rate per annum which shall from day to day be equal to the lesser of (a) a rate per annum (the “Established Rate”) equal to the Prime Rate in effect from day to day, or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days.”
such provision of the Note is changed to read in its entirety as follows:
“...at a rate per annum equal to the lesser of (a) seven and one-half percent (7.50%) (the “Established Rate”), or (b) the Highest Lawful Rate, in each case calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days.”
     2. Ratification of Liens. Borrower and Lender further agree that all Liens securing the Note shall continue and carry forward until the Note and all indebtedness evidenced thereby is paid in full. Borrower further agrees that such Liens are hereby ratified and affirmed as valid and subsisting against the collateral described therein, and that this Fourth Modification Agreement shall in no manner vitiate, affect or impair the Note or the Liens (except as expressly modified in this Fourth Modification Agreement) and that such Liens shall not in any manner be waived, released, altered or modified.
3.	Miscellaneous.

(a)	As modified hereby, the provisions of the Note and the Liens shall continue in full force and effect, and Borrower acknowledges and affirms its liability to Lender thereunder. In the event of an inconsistency between this Fourth Modification Agreement and the terms of the Note or of the Liens, this Fourth Modification Agreement shall govern.

(b)	Borrower hereby agrees to pay all costs and expenses incurred by Lender in connection with the execution and administration of this Fourth Modification Agreement.

(c)	Any default by Borrower in the performance of its obligations herein contained shall constitute a default under the Note and the Liens and shall allow Lender to exercise any or all of its remedies set forth in such Note and Liens or at law or in equity.

(d)	Lender does not, by its execution of this Fourth Modification Agreement, waive any rights it may have against any person not a party hereto.

(e)	All terms, provisions, covenants, agreements, and conditions of the Note and the Liens are unchanged, except as provided herein. Borrower agrees that this Fourth Modification Agreement and all of the covenants and agreements contained herein shall be binding upon Borrower and shall inure to the benefit of Lender and each of their respective heirs, executors, legal representatives, successors, and permitted assigns.
THIS FOURTH MODIFICATION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Borrower:

Natural Gas Services Group, Inc.

By:	/s/ Stephen C. Taylor

Stephen C. Taylor, President

Lender:

Western National Bank

By:	/s/ Scott A. Lovett

Scott A. Lovett, Executive Vice President

STATE OF TEXAS	§
§
COUNTY OF MIDLAND	§
     This instrument was acknowledged before me on September 1, 2006, by Stephen C. Taylor, President of Natural Gas Services Group, Inc., a Colorado corporation, on behalf of said corporation.

/s/ Lisa D. Taylor

Notary Public, State of Texas

STATE OF TEXAS	§
§
COUNTY OF MIDLAND	§
     This instrument was acknowledged before me on September 1, 2006, by Scott A. Lovett, Executive Vice President of Western National Bank, a national banking association, on behalf of said association.

/s/ Lisa D. Taylor

Notary Public, State of Texas

3